Exhibit 99.1

MySize Issues CEO Letter to Stockholders

Airport City, Israel – March 3, 2026 – MySize, Inc. (NASDAQ: MYSZ), a fashion-tech company built around businesses that help brands reduce returns and move inventory more efficiently, today issued a Letter to Shareholders from Ronen Luzon, Chief Executive Officer.

Dear Shareholders,

As previously announced, on March 2, 2026, MySize received a notice from The Nasdaq Stock Market stating that the closing bid price of the Company’s shares of common stock had been below $1.00 for 30 consecutive trading days. In accordance with Nasdaq rules, the Company has been provided 180 calendar days, or until August 31, 2026, to regain compliance.*

The notice does not impact our operations, customers, or financial position and has no immediate effect on the listing or trading of our shares. MySize common stock continues to trade on Nasdaq under the symbol MYSZ.

We intend to regain compliance within the permitted period. Our approach is straightforward: we believe that execution is the best remedy. Our focus remains on strengthening the business, improving revenue quality, and building long-term shareholder value.

MySize generated approximately $10 million in revenue during 2025 across our platform. Orgad, our Amazon-focused overstock and infrastructure business, operated at gross margins of approximately 40% for the year ended December 31, 2025, and provided a stable revenue base. That stability gives us scale as we expand higher-margin activities.

We continue to serve enterprise clients across our sizing platform and maintain active commercial relationships across all business units.

At the same time, we are increasing the contribution of businesses that we believe can improve our overall margin profile. In September 2025, we formed 10peaks, a wholly owned regional distribution and retail subsidiary operating across Israel, Greece, Cyprus, and Malta.

10peaks has signed distribution agreements with brands including Fabletics, Rigorer, Craft, Fitvilly, and X-Bionic. The business sells through wholesale relationships, pop-up stores, and online channels. During the year ended 2025, 10peaks generated approximately $150,000 in revenue and operated at gross margins of approximately 65% before operating expenses. Based on current commercial assumptions, management estimates that the 10peaks could generate annual revenues of approximately $3 million. This estimate reflects management’s current expectations and assumptions.

10peaks uses our sizing technology to deliver a better customer experience and support higher conversion and lower returns. It operates as a separate legal entity with its own management team and financial reporting, which supports accountability and flexibility as the business scales.

Beyond 10peaks, our broader platform addresses two major challenges in online fashion: returns and excess inventory.

●	Naiz Fit provides AI sizing solutions that help brands reduce returns and improve conversion.

●	Percentil operates a managed secondhand marketplace across key European markets.

●	Orgad distributes excess and overstock inventory through Amazon and other online marketplaces.

We believe the strength of MySize is not just diversification, but how the businesses connect. Orgad provides scale, Naiz Fit improves conversion and reduces returns, Percentil monetizes excess inventory, and 10peaks adds a higher-margin commercial channel. Together, they create a more balanced and resilient company. Our strategy is simple: grow revenue, increase the share of higher-margin activities, and improve operating leverage over time.

We understand that bid price matters. The most durable way to address it is by delivering results. We remain disciplined, focused, and committed to building long-term value for our shareholders.

Sincerely,
Ronen Luzon
Founder, Chairman and Chief Executive Officer
MySize, Inc.

* To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by August 31, 2026, the Company may then be eligible for additional 180 days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel. The Company intends to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About MySize, Inc.

MySize, Inc. (NASDAQ: MYSZ) is a fashion-tech company built around businesses that help brands reduce returns and move inventory more efficiently. Naiz Fit provides AI sizing for apparel and footwear. Percentil operates a managed secondhand marketplace across key European markets. Orgad helps brands sell excess and overstock inventory online through marketplaces such as Amazon. 10peaks is a regional distribution and retail business focused on expanding commercial reach and increasing higher-margin revenue.

Estimated Preliminary Results for the Year Ending December 31, 2025 (Unaudited)

Set forth above are certain estimated preliminary financial results for the year ended December 31, 2025. These estimates are based on the information available to the company at this time. The company’s actual results may differ materially from the estimated preliminary results presented due to the completion of its financial closing and accounting procedures, including final adjustments, the completion of the preparation and audit of the company’s financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ending December 31, 2025, in the Company’s Annual Report on Form 10-K. The estimated preliminary financial results have not been audited or reviewed by the company’s independent registered public accounting firm. These estimates should not be viewed as a substitute for the company’s full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data. In addition, any such statements regarding the company’s financial performance are not necessarily indicative of the company’s financial performance that may be expected to occur for the fiscal year ending December 31, 2025, or for any future fiscal period.

Investor Relations Contact:

Oren Elmaliah
Chief Financial Officer
MySize, Inc.
ir@mysizeid.com
https://www.mysizeid.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this communication may include, among other things, statements about MySize’s strategic and business plans, technology, relationships, objectives and expectations for its business, the impact of trends on and interest in its business, intellectual property or product and its future results, operations and financial performance and condition, including statements related to regaining compliance with Nasdaq’s continued listing requirements, and timing and effect thereof and expectations for revenue growth. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.